Exhibit 21.1
Viavi Solutions Inc.
List of Subsidiaries
as of June 29, 2019

Name of Entity		State or Other Jurisdiction of Incorporation or Organization
DOMESTIC
1	3Z Telecom, Inc.	Florida
2	Acterna LLC	Delaware
3	Acterna WG International Holdings LLC	Delaware
4	Aeroflex Wichita, Inc.	Delaware
5	JDSU Acterna Holdings LLC	Delaware
6	Optical Coating Laboratory, LLC	Delaware
7	RPC Photonics, Inc.	Delaware
8	TTC International Holdings, LLC	Delaware
INTERNATIONAL
9	9274-5322 QUEBEC INC. d/b/a NORDIASOFT	Canada
10	Acterna France SAS	France
11	Aeroflex Ireland Limited	Ireland
12	Aeroflex Limited (UK)	United Kingdom
13	Aeroflex Gmbh	Germany
14	Aeroflex Singapore Pte Ltd	Singapore
15	Aeroflex Asia Pacific Ltd	England and Wales
16	Aeroflex Asia Ltd	Hong Kong
17	Aeroflex Technologies SA	Spain
18	Aeroflex SRL	Italy
19	Aeroflex Test Solutions India Pvt Ltd	India
20	Aeroflex Systems Pvt Ltd	India
21	Aeroflex Japan KK	Japan
22	Aeroflex Technology Service (Beijing)	Beijing
23	Aeroflex Innovations (Shanghai) Co Ltd	Shanghai
24	Flex Co., Ltd.	Beijing
25	JDSU Benelux B.V.	Netherlands
26	Nordiasoft Technologies (India) Private Limited	India
27	Viavi Solutions do Brasil Ltda	Brazil
28	JDSU Holdings GmbH	Germany
29	JDSU International GmbH	Germany
30	Trilithic Asia Company Limited	Thailand
31	TTC Asia Pacific Ltd.	Hong Kong
32	Viavi Solutions (Beijing) Co., Ltd.	Beijing
33	Viavi Solutions (Greater China) Limited	Hong Kong
34	Viavi Solutions (Hong Kong) Limited	Hong Kong
35	Viavi Solutions (Shenzhen) Co., Ltd.	China
36	Viavi Solutions (Suzhou) Co., Ltd.	China
37	Viavi Solutions AB	Sweden
38	Viavi Solutions Australia Pty Ltd	Australia
39	Viavi Solutions Austria GmbH	Austria
40	Viavi Solutions Canada ULC	Canada
41	Viavi Solutions de Mexico, S. de R.L. de C.V	Mexico
42	Viavi Solutions Deutschland GmbH	Germany
43	Viavi Solutions France SAS	France
44	Viavi Solutions GmbH	Germany
45	Viavi Solutions India Pvt. Ltd.	India
46	Viavi Solutions Italia S.R.L.	Italy
47	Viavi Solutions Japan K.K.	Japan
48	Viavi Solutions Korea Ltd	Korea
49	Viavi Solutions Malaysia Sdn Bhd	Malaysia
50	Viavi Solutions Polska Sp.z.o.o.	Poland
51	Viavi Solutions Romania SRL	Romania
52	Viavi Solutions Singapore Pte. Ltd.	Singapore
53	Viavi Solutions Spain, S.A.	Spain
54	Viavi Solutions UK Limited	United Kingdom
55	Viavi Solutions World Holdings GmbH & Co KG	Germany